CONNETICS CORPORATION,
                                    as Issuer


                                       and


                    THE BANK OF NEW YORK TRUST COMPANY, N.A., successor in interest to J.P. Morgan Trust Company, National Association, as Trustee


                               ___________________



                          SECOND SUPPLEMENTAL INDENTURE



                          Dated as of December 28, 2006


                               ___________________



                 2.25% Convertible Senior Notes Due May 30, 2008

                               Table of Contents
                               -----------------

                                                                            Page
                                                                            ----
                                   ARTICLE I.

RELATION TO ORIGINAL INDENTURE; DEFINITIONS....................................1

   Section 1.1.  Relation to Indenture.........................................1

   Section 1.2.  Definitions...................................................2

                                   ARTICLE II.

AMENDMENTS TO THE ORIGINAL INDENTURE...........................................2

   Section 2.1.  Amendments to Section 1.1 of the Original Indenture...........2

   Section 2.2.  Amendment to Section 12.1 of the Original Indenture...........2

   Section 2.3.  Amendment to Section 12.3 of the Original Indenture...........3

   Section 2.4.  Amendment to Section 12.4 of the Original Indenture...........3

   Section 2.5.  Amendment to Section 12.5 of the Original Indenture...........3

   Section 2.6.  Amendment to Section 12.7 of the Original Indenture...........3

                                  ARTICLE III.

MISCELLANEOUS..................................................................3

   Section 3.1.  Trust Indenture Act Controls..................................3

   Section 3.2.  Adoption, Ratification and Confirmation.......................3

   Section 3.3.  Separability Clause...........................................4

   Section 3.4.  Governing Law.................................................4

   Section 3.5.  Successors....................................................4

   Section 3.6.  Multiple Originals............................................4

          SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture"), dated as of December 28, 2006, between Connetics Corporation, a Delaware corporation (the "Company"), and The Bank of New York Trust Company, N.A., a national banking association, as successor in interest to J.P. Morgan Trust Company, National Association, as trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Company has duly issued its 2.25% Convertible Senior Notes due May 30, 2008 (the "Securities"), in the aggregate principal amount of $90,000,000 pursuant to an Indenture between the Company and the Trustee, dated as of May 28, 2003, as amended by the First Supplemental Indenture, dated as of July 21, 2006 (such Indenture, as so amended, the "Original Indenture") and by this Second Supplemental Indenture and as it may be further amended or supplemented from time to time (together with the Original Indenture, the "Indenture); and

     WHEREAS, the Securities are outstanding on the date hereof;

     WHEREAS, the Company, Stiefel Laboratories, Inc. ("Stiefel") and Clear Acquisition Sub, Inc. ("Clear") have entered into an Agreement and Plan of Merger, dated as of October 22, 2006, pursuant to which Clear will be merged with and into the Company, with the Company surviving as a direct wholly owned subsidiary of Stiefel;

     WHEREAS, Section 8.1 of the Original Indenture provides that the Company and the Trustee may enter into one or more indentures supplemental without the consent of any holder of the Securities (the "Holders") to make provision with respect to the conversion rights of the Holders pursuant to Section 12.11 or to make provisions with respect to the repurchase rights of the Holders pursuant to
Section 13.5 thereof; and

     WHEREAS, all things necessary for execution of this Second Supplemental Indenture, and to make this Second Supplemental Indenture a valid supplement to the Original Indenture according to its terms have been done;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

                                   ARTICLE I

                   RELATION TO ORIGINAL INDENTURE; DEFINITIONS

     Section 1.1.  Relation to Indenture.
                   ---------------------

This Second Supplemental Indenture constitutes an integral part of the Indenture.

     Section 1.2.  Definitions.
                   -----------

          For all purposes of this Second Supplemental Indenture:

     (a) Capitalized terms used herein without definition shall have the meanings specified in the Original Indenture, except as provided in Article II below; and

     (b) The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Second Supplemental Indenture.

                                  ARTICLE II.

                      AMENDMENTS TO THE ORIGINAL INDENTURE

     Section 2.1.  Amendments to Section 1.1 of the Original Indenture.
                   ---------------------------------------------------

     (a) The following definitions set forth in Section 1.1 of the Original Indenture are hereby amended to read as follows:

          "Indenture" has the meaning set forth in the recitals hereto.

          "Closing Price Per Share" means, with respect to the Common Stock, $17.50.

          "Common Stock" means (i) prior to December 28, 2006, the common stock, par value $0.001 per share, of the Company authorized at the date of this Indenture as originally executed, and (ii) on or after December 28, 2006, the right to receive one unit of Merger Consideration per share of common stock, par value $0.001 per share, of the Company.

     (b) Section 1.1 of the Original Indenture is hereby amended to include the following definitions:

          "Merger Consideration" shall mean a unit consisting of $17.50 in cash, without interest, and in the Securities and this Indenture may be expressed as one or more unit(s) of Merger Consideration.

     Section 2.2.  Amendment to Section 12.1 of the Original Indenture.
                   ---------------------------------------------------

          Section 12.1 of the Original Indenture is hereby amended, in its entirety, to read as follows:

          Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, each U.S. $1,000 principal amount of Securities may be converted into units of Merger Consideration at the Conversion Rate, determined as hereinafter provided. Such conversion right shall commence on the initial issuance date of the Securities and expire at the close of business on the date of Maturity (unless such Securities have been previously redeemed or repurchased), subject, in the case of conversion of any Global Security, to any Applicable Procedures. In case a Security or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises his right to require the Company to repurchase the Security, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date or the Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any Applicable Procedures with respect to any Global Security).

          The rate at which shares of Merger Consideration shall be delivered upon conversion (herein called the "Conversion Rate") shall be 46.705 units of Merger Consideration for each U.S. $1,000 principal amount of Securities.

     Section 2.3.  Amendment to Section 12.3 of the Original Indenture.
                   ---------------------------------------------------

          Section 12.3 of the Original Indenture is deleted in its entirety and replaced with "Intentionally Omitted."

     Section 2.4.  Amendment to Section 12.4 of the Original Indenture.
                   ---------------------------------------------------

          Section 12.4 of the Original Indenture is deleted in its entirety and replaced with "Intentionally Omitted."

     Section 2.5.  Amendment to Section 12.5 of the Original Indenture.
                   ---------------------------------------------------

          Section 12.5 of the Original Indenture is deleted in its entirety and replaced with "Intentionally Omitted."

     Section 2.6.  Amendment to Section 12.7 of the Original Indenture.
                   ---------------------------------------------------

          Section 12.7 of the Original Indenture is deleted in its entirety and replaced with "Intentionally Omitted."

                                  ARTICLE III.

                                  MISCELLANEOUS

     Section 3.1.  Trust Indenture Act Controls.
                   ----------------------------

          If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Second Supplemental Indenture by the Trust Indenture Act, the required provision shall control.

     Section 3.2.  Adoption, Ratification and Confirmation.
                   ---------------------------------------

          The Original Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or the accuracy of the statements contained in the recitals set forth above.

     Section 3.3.  Separability Clause.
                   -------------------

          In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.4.  Governing Law.
                   -------------

          THIS SECOND SUPPLEMENTAL INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 3.5.  Successors.
                   ----------

          All agreements of the Company in this Second Supplemental Indenture shall bind its successor. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successor.

     Section 3.6.  Multiple Originals.
                   ------------------

          The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture.

                            [Signature page follows]

                              CONNETICS CORPORATION


                              By:/s/ Michael Cornelius
                                 ---------------------
                                 Name:   Michael Cornelius
                                 Title:  Assistant Treasurer



                        [Second Supplemental Indenture]

                              THE BANK OF NEW YORK TRUST COMPANY, N.A.


                              By:/s/Alma Marcella Burgess
                                 ------------------------
                                 Name:   Alma Marcella Burgess
                                 Title:  Assistant Treasurer



                        [Second Supplemental Indenture]